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                                                                     EXHIBIT 1.1

                                                                  CONFORMED COPY



                                AMENDMENT dated as of June 15, 2001 to the
                        Agency Agreement dated June 8, 1999, as amended by the Amendments dated as of October 8, 1999, and January 22, 2001, among National Rural Utilities Cooperative Finance Corporation (the "Company"), a District of Columbia cooperative association, Lehman Brothers Inc. (an "Agent"), Banc of America Securities LLC (an "Agent"), Goldman, Sachs & Co. (an "Agent"), J.P. Morgan Securities Inc. (an "Agent") and Merrill Lynch, Pierce, Fenner & Smith Incorporated (an "Agent") (such Agency Agreement, the "Agreement").


                WHEREAS, the parties hereto have entered into the Agreement;

                WHEREAS, the Agreement initially contemplated the issuance and sale by the Company from time to time of up to $2,143,529,000 aggregate principal amount of its Medium-Term Notes, Series C (the "Securities");

                WHEREAS, the Agreement was amended as of October 8, 1999, and as of January 22, 2001 to increase the aggregate principal amount of the Securities permitted be issued and sold by the Company thereunder to $7,143,529,000 resulting in the aggregate principal amount of the Securities permitted to be sold on and after January 22, 2001, to $2,817,426,000;

                WHEREAS, the Company has issued and sold approximately $2,800,570,000 aggregate principal amount of Securities pursuant to the Agreement and the Indenture on and after January 22, 2001;

                WHEREAS immediately prior to this Amendment taking effect, the Company's Registration Statement No. 333-51306 remains effective under the Act, with $16,856,000 aggregate principal amount of Securities remaining unissued and unsold under such Registration Statement;

                WHEREAS, the parties hereto desire to amend the Agreement;

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                NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

                1. The Agreement is hereby amended to include in the definition of "Registration Statement", as contemplated therein in Section 1(a), Registration Statement No. 333-62048, previously filed with the Commission and effective as of June 13, 2001, relating to the registration of $2,000,000,000 aggregate principal amount of Securities, and to revise the definition of "Prospectus" to mean the prospectus supplement dated June 14, 2001, relating to the Securities covered by the Agreement, as amended, together with the prospectus contained in such Registration Statement.

                2. The Agreement is hereby amended to increase the aggregate principal amount of Securities which may be issued and sold from time to time by the Company thereunder to $9,143,529,000 and the aggregate principal amount of Securities which may be issued and sold from time to time thereunder on or after the date hereof to $2,016,856,000.

                3. The Agreement is hereby amended to delete from the definition of "Registration Statement", Registration Statement No. 333-87793, and all amendments thereto and supplements thereof, all of the Securities registered thereby having been issued and sold by the Company.

                4. Section 5 of the Agreement is hereby amended to include the following condition to the obligation of the Agents: At each Closing Date, the Agents shall have received the opinion, addressed to the Agents and dated such Closing Date, of Hunton & Williams, Special Tax Counsel to the Company, in form and scope satisfactory to the Agents and their counsel, with respect to the disclosure contained in the Prospectus under the caption "United States Taxation" insofar as such disclosure describes or summarizes matters of U.S. tax law or constitutes conclusions of U.S. tax law.

                5. The Agreement is hereby amended to direct all notices to J.P. Morgan Securities Inc. as follows:

                J.P. Morgan Securities Inc.
                270 Park Avenue, 9th Floor
                New York, New York 10017

                Attention: Transaction Execution Group
                Facsimile:(212) 834-6702
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                6.      This Amendment shall become effective only on the
satisfaction (or waiver by the Agents) of the conditions in Section 5 of the Agreement with respect to the Closing Date for this Amendment.

                Except as expressly amended hereby, the Agreement shall continue in full force and effect in accordance with the provisions thereof as in existence on the date hereof.

                All capitalized terms not defined herein have the meanings assigned to them in the Agreement.

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                IN WITNESS WHEREOF, the parties hereto have each caused this
Amendment to be fully executed as of the date first above written.


                                    NATIONAL RURAL UTILITIES
                                    COOPERATIVE FINANCE CORPORATION

                                      by
                                            /s/ Steven L. Lilly
                                            ------------------------------------
                                            Name:  Steven L. Lilly
                                            Title: Sr. Vice President & Chief
                                                   Financial Officer

                                    LEHMAN BROTHERS INC.

                                      by
                                            /s/ Erin Callan
                                            ------------------------------------
                                            Name:  Erin Callan
                                            Title: Managing Director

                                    BANC OF AMERICA SECURITIES LLC

                                      by
                                            /s/ Lily Chang
                                            ------------------------------------
                                            Name:  Lily Chang
                                            Title: Principal

                                    GOLDMAN, SACHS & CO.

                                      by
                                            /s/ Goldman, Sachs & Co.
                                            ------------------------------------
                                            Name:  Goldman, Sachs & Co.
                                            Title:

                                    J.P. MORGAN SECURITIES INC.

                                      by
                                            /s/ Steven Christensen
                                            ------------------------------------
                                            Name:  Steven Christensen
                                            Title: Vice President

                                    MERRILL LYNCH, PIERCE, FENNER
                                       & SMITH INCORPORATED

                                      by
                                            /s/ Diane Kenna
                                            ------------------------------------
                                            Name:  Diane Kenna
                                            Title: Authorized Signatory